SCHEDULE 14C INFORMATION
             Information Statement Pursuant to Section 14(c) of the
                        Securities Exchange Act of 1934


Check the appropriate box:
 / /    Preliminary Information Statement
 / / Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
 /X/    Definitive Information Statement

                          TECHNOLOGY CONNECTIONS, INC.
      --------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
 /X/    No fee required
 / / Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11


       (1) Title of each class of securities to which transaction applies:
       -------------------------------------------------------------------------
       (2) Aggregate number of securities to which transaction applies:
       -------------------------------------------------------------------------
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       -------------------------------------------------------------------------
       (4) Proposed maximum aggregate value of transaction:
       -------------------------------------------------------------------------
       (5) Total fee paid:
       -------------------------------------------------------------------------

 / /    Fee paid previously with preliminary materials.
 / /    Check box if any part of the fee is offset as provided by
        Exchange Act Rule 0-11(a)(2) and identify the filing for
        which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the
        Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
       -------------------------------------------------------------------------
       (2) Form, Schedule or Registration Statement No.:
       -------------------------------------------------------------------------
       (3) Filing Party:
       -------------------------------------------------------------------------
       (4) Date Filed:
       -------------------------------------------------------------------------


                          TECHNOLOGY CONNECTIONS, INC.
                      15720 John J. Delaney Drive, Ste 300
                        Charlotte, North Carolina 28277

                              INFORMATION STATEMENT
                  PURSUANT TO REGULATION 14C PROMULGATED UNDER
                THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

     This information statement is being mailed on or about December 31, 2003 to holders of record as of December 31, 2003 of shares of common stock, par value $0.001 ("Common Stock"), of TECHNOLOGY CONNECTIONS, INC., a North Carolina corporation (the "Company"). It is being furnished in connection with the adoption of a one-for-twenty Reverse Stock Split by written consent of the holders of a majority of the outstanding shares of Common Stock.

     On April 1, 2003, the Company's Board of Directors approved a one-for-twenty reverse stock split of the Company's Common Stock. On the same date, the action was approved in a written consent executed by the holders of more than a majority of the outstanding shares of Common Stock. Approval by the Board of Directors and by the holders of a majority of the outstanding shares of Common Stock is adequate under North Carolina law to effect the action. The action will become effective following a waiting period of 20 calendar days from the date this information statement is mailed to stockholders.

     This information statement is being provided for your informational purposes only.

                            ------------------------
                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.
                            ------------------------

                      OUTSTANDING STOCK AND VOTING RIGHTS

     As of the record date, there were 26,956,860 shares of Common Stock outstanding. Each share of Common Stock entitles its holder to one vote.

                      REASONS FOR THE REVERSE STOCK SPLIT

     The Board of Directors believes that the current per share price of the Common Stock has had a negative effect on the marketability of existing shares and on the amount and percentage of transaction costs paid by individual stockholders seeking to buy or sell the Company's Common Stock. Many brokerage firms and brokers are reluctant to recommend lower-priced stocks to their clients. In addition, many institutional and individual investors are reluctant to purchase lower-priced stocks. The structure of most brokerage commissions tends to have an adverse affect on potential purchasers of lower-priced stocks since the brokerage commission payable on buying and selling such stocks almost always represents a higher percentage of the trade price than the commission on a relatively higher-priced stock. These factors adversely affect not only the liquidity of the Common Stock, but also the Company's ability to raise additional capital through a sale of equity securities.

     Although we have no immediate plans to issue stock by way of a merger, an offering or the like, and we have no transaction pending or in process, we continue to investigate opportunities to expand our business.

     We believe that the Reverse Stock Split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities. However, the effect of the reverse split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the reverse split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

     In the reverse stock split, each twenty shares of Common Stock will automatically be converted into one share, without any action on the part of the stockholders. Fractional Shares shall be rounded up to the next whole share.

     Consummation of the reverse stock split will not change the number of shares of Common Stock authorized by the Company's Articles of Incorporation or the par value of each share of Common Stock. However, the aggregate par value of the issued Common Stock will be reduced. The reverse stock split will not effect a stockholder's percentage ownership interest in the Company or proportional voting power, except for minor differences resulting from fractional shares having been rounded up to the next whole share.

     As soon as practicable after the effective date, the Company's transfer agent will mail an instruction letter to each holder of record of stock certificates representing issued Common Stock outstanding on the effective date. The instruction letter will contain instructions for stockholders to follow if they wish to exchange their old certificates for new certificates representing the number of whole shares of Common Stock into which the shares of Common Stock represented by the old certificates have been converted by the reverse stock split. It will not be necessary, however, for stockholders to exchange their old certificates. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates. Stockholders should not submit any certificates to the Company's transfer agent until they have received the instruction letter from the transfer agent.

     Stockholders should note that the effect of the reverse stock split upon the price of the Company's Common Stock cannot be accurately predicted. In particular, there is no assurance that the price for shares of Common Stock immediately after the reverse stock split will be twenty times the price of shares of Common Stock immediately prior to the reverse stock split.

     Furthermore, there can be no assurance that the reverse stock split will not adversely impact the price of the Common Stock or, alternatively, that any increase in price of the Common Stock immediately after the reverse stock split will be sustained for a prolonged period of time. In addition, the reverse stock split likely will have the effect of creating odd lots of stock for some stockholders. These odd lots may be more difficult to sell or have higher brokerage commissions associated with their sale. Fractional Shares shall be rounded up to the next whole share.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of Common Stock as of December 31, 2003 by (i) each person known by the Company to beneficially own 5% or more of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the named executive officers, and (iv) all directors and executive officers of the Company as a group. The table does not give effect to the reverse stock split described above. The information set forth in the table and accompanying footnotes has been furnished by the named beneficial owners. An asterisk denotes beneficial ownership of less than 1%. Unless otherwise indicated, the address of each person is c/o the Company at 15720 John J. Delaney Drive, Ste 300, Charlotte, North Carolina 28277.

     To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

     Security Ownership of Certain Beneficial Owners (foot1 Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned. We are unaware of any shareholders whose voting rights would be affected by community property laws. This table is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the tables and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.
2).


                                                                          Current
Title of                Nature of                                         %
Class                   Name and Address      # of Shares   Ownership     Owned
----------------------  -------------------   ------------  ---------     -------
Common                    Kevin G. Kyzer        9,860,000    Direct       39.1%
----------------------  -------------------   ------------  ---------     -------
Common                    Stacey A. Kyzer       9,840,000    Direct       39.0%
----------------------  -------------------   ------------  ---------     -------





Security Ownership of Officers and Directors (2).

                                                                          Current
Title of                Nature of                                         %
Class                   Name and Address      # of Shares   Ownership     Owned
----------------------  -------------------   ------------  ---------     -------
Common                    Kevin G. Kyzer        9,860,000    Direct       39.1%

Common                    Stacey A. Kyzer       9,840,000    Direct       39.0%

                          All Officers And
                          Directors
Common                    As a Group (2)       19,850,000    Direct       78.7%
----------------------  -------------------   ------------  ---------     -------


Changes  in  Control.

     There are currently no arrangements, which would result in a change in our control.

----------------------------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the shares shown. Except as indicated by footnote and subject to community property laws where applicable, to the Company's knowledge, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

Financial Statements


                          TECHNOLOGY CONNECTIONS, INC.
                                  BALANCE SHEET
                            AS OF SEPTEMBER 30, 2003
=============================================================================


                                     ASSETS
                                     ------

CURRENT ASSETS
--------------
   Cash and cash equivalents                                     $     11,097
   Accounts receivable, net of allowance of $31,564                     3,242
   Prepaid expenses                                                    82,500
   Inventory                                                            3,911
                                                                 ------------
      TOTAL CURRENT ASSETS                                            100,750
                                                                 ------------

PROPERTY AND EQUIPMENT
----------------------
   Furniture and equipment                                             33,788
   Accumulated depreciation                                            (7,526)
                                                                 ------------
      Net property and equipment                                       26,262
                                                                 ------------

OTHER ASSETS
------------
   Holdbacks                                                            4,411
                                                                 ------------
         TOTAL ASSETS                                            $    131,423
                                                                 ============


                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

CURRENT LIABILITIES
-------------------
   Accounts payable and accrued expenses                         $    135,187
   Current portion of notes payable                                    15,000
   Loans From Stockholders                                            209,218
                                                                 ------------
      TOTAL CURRENT LIABILITIES                                       359,405
                                                                 ------------

LONG-TERM DEBT
--------------
   Note Payable                                                  $     52,400
                                                                 ------------

STOCKHOLDERS' DEFICIT
---------------------
   Preferred Stock ($.001 par value, 5,000,000 authorized:
     none issued and outstanding)                                         -0-
   Common Stock ($.001 par value, 100,000,000 shares authorized:
     26,957,860 shares issued and outstanding)                         26,958
   Additional Paid-in-Capital                                         560,090
   Retained Deficit                                                  (867,430)
                                                                 ------------
      TOTAL STOCKHOLDERS' DEFICIT                                    (280,382)
                                                                 ------------

         TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT             $    131,423
                                                                 ============




     The accompanying notes are an integral part of the financial statements


The accompanying notes are an integral part of the financial statements

                                      F-2



                          TECHNOLOGY CONNECTIONS, INC.
                            STATEMENTS OF OPERATIONS
        FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
============================================================================


                            Three Months Ended          Nine Months Ended
                               September 30,               September 30,
                             2003         2002           2003         2002
                          ----------   ----------     ----------   ----------
REVENUES AND COST OF SALES:
---------------------------
   Sales                  $    6,436   $   82,275     $   43,547   $  265,105
   Cost of sales              (3,598)     (32,798)       (19,551)    (168,396)
                          ----------   ----------     ----------   ----------
         Gross profit          2,838       49,477         23,996       96,709
                          ----------   ----------     ----------   ----------

OPERATING EXPENSES:
-------------------
   Selling, general and
     administrative            6,245       29,182        140,649      619,349
                          ----------   ----------     ----------   ----------
      TOTAL EXPENSES           6,245       29,182        140,649      619,349
                          ----------   ----------     ----------   ----------

         OPERATING INCOME
          (LOSS)              (3,407)      20,295       (116,653)    (522,640)
                          ----------   ----------     ----------   ----------

OTHER EXPENSE:
--------------
   Loss on sale of asset           -            -           (363)           -
   Interest expense                -       (4,701)       (15,000)     (15,770)
                          ----------   ----------     ----------   ----------
      TOTAL OTHER EXPENSE          -       (4,701)       (15,000)     (15,770)
                          ----------   ----------     ----------   ----------

      INCOME (LOSS) BEFORE
        TAXES                 (3,407)      15,594       (131,653)    (538,410)

      INCOME TAX BENEFIT         -0-          -0-            -0-          -0-
                          ----------   ----------     ----------   ----------

         NET INCOME (LOSS)$   (3,407)  $   15,594     $ (131,653)  $ (538,410)
                          ==========   ==========     ==========   ==========

   Net income (loss) per
     common share -
     basic & fully diluted        **           **     $    (0.01)  $    (0.02)
                          ==========   ==========     ==========   ==========

   Weighted average common
     shares outstanding   25,310,193   24,274,883     25,310,193   24,569,208
                          ==========   ==========     ==========   ==========

** Less than $.01





    The accompanying notes are an integral part of the financial statements


                                      F-3



                          TECHNOLOGY CONNECTIONS, INC.
                            STATEMENTS OF CASH FLOWS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
==========================================================================
                                                      2003         2002
                                                   ----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
-------------------------------------
   Net loss                                        $ (131,653)  $ (538,410)
   Adjustments to reconcile net loss to net
     cash used in operating activities:
      Common stock issued for services                201,000      462,930
      Loss on sale of asset                               363            -
      Depreciation                                      5,420        2,700
     (Increase) decrease in operating assets:
         Accounts receivable                          (10,381)     (11,524)
         Inventory                                      2,500      (23,766)
         Prepaid expenses                             (82,500)           -
         Holdbacks                                     (4,411)           -
         Deposits                                           -       (2,428)
      Increase (decrease) in operating liabilities:
         Accounts payable and accrued expenses        (96,029)      23,970
         Outstanding checks in excess of bank balance       -       (2,288)
                                                   ----------   ----------

            NET CASH (USED IN) OPERATING
              ACTIVITIES                             (115,691)     (88,816)
                                                   ----------   ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
-------------------------------------
   Purchases of property and equipment                      -      (12,332)
                                                   ----------   ----------

            NET CASH USED IN INVESTING ACTIVITIES           -      (12,332)
                                                   ----------   ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
-------------------------------------
   Proceeds from sales of common stock                      -       61,000
   Proceeds from notes payable                          2,400            -
   Proceeds from stockholder loans                    119,931       42,773
                                                   ----------   ----------

            NET CASH PROVIDED BY FINANCING
              ACTIVITIES                              122,331      103,773
                                                   ----------   ----------

            NET INCREASE (DECREASE) IN CASH AND
              CASH EQUIVALENTS                          6,640        2,625
                                                   ----------   ----------

CASH AND CASH EQUIVALENTS:
--------------------------
            Beginning of period                         4,457        1,190
                                                   ----------   ----------

            End of period                          $   11,097   $    3,815
                                                   ==========   ==========

SUPPLEMENTAL CASH FLOW INFORMATION AND NON-CASH FINANCING:
----------------------------------------------------------
   Cash paid during the period for interest        $   15,000   $   15,770
                                                   ==========   ==========

   Common stock issued for services                $  201,000   $  462,930
                                                   ==========   ==========

   Common stock issued for furniture               $        -   $    6,500
                                                   ==========   ==========

    The accompanying notes are an integral part of the financial statements


                                      F-4


                          TECHNOLOGY CONNECTIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         September 30, 2003 (UNAUDITED)

ITEM 1.
-------

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, the unaudited condensed consolidated financial statements contain all adjustments consisting only of normal recurring accruals considered necessary to present fairly the Company's financial position at September 30, 2003, the results of operations for the three and nine month periods ended September 30, 2003 and 2002, and cash flows for the nine months ended September 30, 2003 and 2002. The results for the period ended September 30, 2003, are not necessarily indicative of the results to be expected for the entire fiscal year ending December 31, 2003.

NOTE 2 - GOING CONCERN AND LIQUIDITY

The Company's continued existence is dependent upon its ability to resolve its liquidity problems, principally by obtaining equity, increasing sales and achieving profitable operations. The Company has experienced a history of net losses, has a stockholders' deficit of $280,382 and a net working capital deficiency of $258,655. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Management's plans in regard to this matter are to implement cost reduction policies and develop an aggressive sales strategy. The Company believes these efforts in conjunction with raising equity, will improve liquidity and sustain continuing operations. The eventual outcome, however, of management's plans cannot be ascertained with any degree of certainty. The accompanying interim financial statements do not include any adjustments that might result from the outcome of these risks and uncertainties.

NOTE 3 - COMMON STOCK ISSUANCES

During the period ended September 30, 2003, the Company issued 1,800,000 shares of common stock to subcontractors for services. The stock was valued at the closing price on the date of issuance which resulted in an aggregate expense of $201,000. The contracts provide for services over the next year which resulted in a prepaid expense of $82,500 as of September 30.

ITEM 2.     MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
-------

     Technology Connections, Inc. is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward looking statements made in this quarterly report on Form 10-QSB. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "likely will result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans" and "projection") are not historical facts and may be forward looking statements and involve estimates and uncertainties which could cause actual results to differ materially from those expresses in the forward looking statements. Accordingly, any such statements are qualified in their entirety by reference to, and are accompanied by, the following key factors that have a direct bearing on our results of operations: the absence of contracts with customers or suppliers; our ability to maintain and develop relationships with customers and suppliers; our ability to successfully integrate acquired businesses or new brands; the impact of competitive products and pricing; supply constraints or difficulties; changes in the construction industry; the retention and availability of key personnel; and general economic and business conditions.

     We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements such that the investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events or circumstances. Consequently, no forward-looking statement can be guaranteed.

     New factors emerge from time to time, and it is not possible for us to predict all such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Overview
--------

     We were incorporated in North Carolina on May 23, 2001, to engage in the business of installing structured wiring capacities into newly constructed homes and retrofitting existing homes with the same integrated technology components and systems. Such integrated technology and systems include security systems, Internet technology, satellite television delivery systems, indoor/outdoor lighting, solar energy systems and entertainment/communication technology.

     We currently have two full-time employees. We are authorized to issue common and preferred stock. Our total authorized common stock consists of 100,000,000 shares, with a par value of $.001 per share, of which 26,957,860 shares are issued and outstanding. Our total authorized preferred stock consists of 5,000,000 shares, with a par value of $.001 per share, of which no shares are issued and outstanding.


RESULTS OF OPERATIONS
---------------------

     For the three and nine months ended September 30, 2003 and 2002(unaudited).

Sales.

     Sales for the three months ended September 30, 2003 and 2002 were $6,436 and $82,275, respectively, a decrease of $75,839 or 91%. Sales for the nine months ended September 30, 2003 and 2002 were $43,547 and $265,105, respectively, a decrease of $221,558 or 83%. Sales decreased due to a bad economy and a lack of capital to sustain operations in a proper manner. Sales consisted primarily of setup and installation of the following:

     Security systems
     Outdoor landscape lighting
     Audio systems
     Central home wiring centers
     Video and monitoring systems
     Home theater installation
     Computer networks
     Central vacuum systems
     Indoor lighting
     Home automation systems, including remote appliance capabilities

All revenues were from unrelated third parties and were made primarily from new home buyers.

Cost of Sales.

     The cost of sales includes the purchase price for equipment plus other direct costs associated with completing the installing, such as subcontractors and permits. It is customary to experience variations in the cost of sales as a percentage of net sales based on the types of products installed at any given location and the related cost of labor to complete installation.

     The cost of sales for the three months ended September 30, 2003 and 2002 were $6,436 and $32,798, respectively, a decrease of $26,362. The cost of sales for the nine months ended September 30, 2003 and 2002 were $19,551 and $168,396, respectively, a decrease of $148,845. Cost of sales as a percentage of sales for the nine month periods ended September 30, 2003 and 2002 were 45% and 63%, respectively. This imbalance was caused by initial product offerings and loss leading sales intended to assist us with entering the home wiring market.

     To date we have seen a decrease in the cost of sales as a percentage of sales as we have increased sales and attempted to develop our business plan. We expect cost of sales as a percentage of sales to decrease to around 40% of total sales for fiscal year 2003 as we pursue larger installation projects. In addition, volume discounts will be available to us if we are successful in achieving sales growth in the future which will further reduce our cost of sales as a percentage of sales.

Expenses.

     Total expenses for the three months ended September 30, 2003 and 2002 were $6,245 and $29,182, respectively. Total expenses for the nine months ended September 30, 2003 and 2002 were $140,649 and $619,349, respectively. The decrease in expenses is attributable to rent expense reductions since we were operating primarily from expensive offices, professional fees decreased due to shares of common stock issued to professionals and consultants to assist us in having our common stock publicly traded in 2002 and fewer subcontractors' were paid as we curtailed operations due to a cash shortage.

     Approximately $75,000 of our accounts payable at September 30, 2003 consisted of credit card balances. The balances are unsecured and bear an average interest rate of approximately 15%. Interest expense for the nine months ended September 30, 2003 includes $15,000 in interest pertaining to credit card balances that were accumulated in connection with our inventory purchases.

     We expect stability in expenses through the year 2003 as the Company moves toward developing its business plan.

Income / Losses.

     Net loss for the three months ended September 30, 2003 was $(3,407) versus net income of $15,594 in the same period in 2002, a decrease of $19,001. Net losses for the nine months ended September 30, 2003 and 2002 were $(131,653) and $(538,410), respectively. Our losses for the nine months ended September 30, 2002 were primarily due to $462,930 in common stock issued for professional services in connection with our initial public offering. We expect to continue to incur losses at least through the year 2003. In addition, there can be no assurance that we will achieve or maintain profitability or that our revenue growth can be sustained in the future.

Impact of Inflation.

     We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of labor by increasing sales and improving operating efficiencies.

Liquidity and Capital Resources.

     Substantially all of our accounts payable are on credit cards. Our accounts payable as of September 30, 2003 includes approximately $75,000 in balances due various credit cards to purchase our inventory. The amounts are not secured against our assets and bear a weighted average interest rate of approximately 15%. There are minimum payments which are due each month that approximate $4,500. Our Company is current on all balances. If we are unable to make our required payments, our credit rating could be adversely affected.

     Cash flows used in operations were $115,691 and $88,816 for the nine months ended September 30, 2003 and 2002, respectively. Cash flows used in operations were primarily attributable to our $131,653 net loss for the period partially offset by $201,000 in common stock issued for services and $82,500 in increases in prepaid expenses.

     Cash flows used in investing activities were $ -0- and $12,332 for the nine months ended September 30, 2003 and 2002, respectively, which were attributable to purchases of furniture and equipment for our administrative offices in 2002.

     Cash flows generated by financing activities were $122,331 and $103,773, respectively, for the nine months ended September 30, 2003 and 2002. Cash flows for the 2002 period included $61,000 in proceeds from sales of our common stock between $.25-.50 pursuant to a Regulation D private offering. Proceeds were used for advertising, working capital and towards expenses relating to this registration statement. Also during the period, the Company received $42,773 in proceeds from a stockholder loan. The loan bears interest at 6% per annum and is due on demand. The loan is not evidenced by a written promissory note, but rather is an oral agreement between the Company and the stockholder. We received $119,931 in stockholder loan proceeds in 2003.

     Overall, we have funded our cash needs from inception through September 30, 2003 with a series of debt and equity transactions, including those with related parties as described above. If we are unable to receive additional cash from our related parties, we may need to rely on financing from outside sources through debt or equity transactions. Our related parties are under no legal obligation to provide us with capital infusions. Failure to obtain such financing could have a material adverse effect on operations and financial condition.

     We had cash on hand of $11,097 and a working capital deficit of $258,655 as of September 30, 2003 which is not sufficient to fund our operations through the next twelve months. Our working capital deficit is primarily due to current obligations in account payable and loans from stockholders. We will substantially rely on the existence of revenue from our business; however, we have no current or projected capital reserves that will sustain our business for the next 12 months. Also, if the projected revenues fall short of needed capital we may not be able to sustain our capital needs for the next twelve months. We will then need to obtain additional capital through equity or debt financing to sustain operations for an additional year. A lack of significant revenues beginning in the first half of 2004 will significantly affect our cash position and move us towards a position where the raising of additional funds through equity or debt financing will be necessary. Our current level of operations would require capital of approximately $150,000 to sustain operation through year 2004 and approximately $200,000 per year thereafter. Modifications to our business plans or additional property acquisitions may require additional capital for us to operate. There can be no assurance that additional capital will be available to us when needed or available on terms favorable to the Company.

     On a long-term basis, liquidity is dependent on continuation and expansion of operations, receipt of revenues, and additional infusions of capital and debt financing. We are considering opening additional sales centers during the first half of 2003. Our current capital and revenues are insufficient to fund such expansion. If we choose to launch such an expansion campaign, we will require substantially more capital. If necessary, we will raise this capital through an additional stock offering. The funds raised from this offering will be used to market our products and services as well as expand operations and contribute to working capital. However, there can be no assurance that we will be able to obtain additional equity or debt financing in the future, if at all. If we are unable to raise additional capital, our growth potential will be adversely affected and we will have to significantly modify our plans. For example, if we unable to raise sufficient capital to develop our business plan, we may need to:

- Seek projects that are less in value or that may be projected to be less profitable
- Seek smaller projects, which are less capital intensive, in lieu of larger contract projects, or
- Seek projects that are outside our immediate area to secure terms favorable to the Company.

     Demand for the products and services will be dependent on, among other things, market acceptance of our products, the real estate market in general, and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of our activities is the receipt of revenues from the sales of our new home products, our business operations may be adversely affected by our competitors and prolonged recession periods.

     Our success will be dependent upon implementing our plan of operations and the risks associated with our business plans. We operate a home product sales and installation business in the Charlotte, North Carolina area. We also provide installation services to various unrelated developers and builders. We plan to strengthen our position in these markets. We plan to expand our operations through aggressively marketing our products and Company concept.

ITEM 3.     CONTROLS AND PROCEDURES
-------

(a) On September 30, 2003, we made an evaluation of our disclosure controls and procedures. In our opinion, the disclosure controls and procedures are adequate because the systems of controls and procedures are designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows for the respective periods being presented. Moreover, the evaluation did not reveal any significant deficiencies or material weaknesses in our disclosure controls and procedures.

(b) There have been no significant changes in our internal controls or in other factors that could significantly affect these controls since the last evaluation.